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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549
                             ---------------------
                                   FORM 8-K

           CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) OF THE
                            SECURITIES ACT OF 1934

       Date of Report (Date of earliest event reported): March 1, 1999

                              RACOM SYSTEMS, INC.
                             ---------------------
            (Exact name of registrant as specified in its charter)

                                   Delaware
                                   --------
               (State of or other jurisdiction of incorporation)

                                  000-21907
                                  ---------
                           (Commission File Number)

                                  84-1182875
                                  ----------
                       (IRS Employer Identification No.)

              6080 Greenwood Plaza Blvd., Greenwood Village, CO
              -------------------------------------------------
                   (Address of  principal executive offices)

                                    80111
                                    -----
                                  (Zip code)

                                 303-771-2077
                                 ------------
                   (Telephone number, including area code)

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ITEM 5 -- OTHER EVENTS:

Racom Systems, Inc. issued the following press release announcing the completion of a reverse split of the Company's common stock on the basis of one share for each four and one-half shares outstanding. The Company's stockholders have also authorized the issuance of up to 10 million shares of preferred stock, $0.01 par value per share.

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FOR IMMEDIATE RELEASE

Contact:  Marty Cohen                            Guy Murrel
          Investor Relations                     Murrel Public Relations
          972/771-6783                           303/581-7760


         RACOM SYSTEMS BOARD OF DIRECTORS AUTHORIZES REVERSE SPLIT;
                         ISSUANCE OF PREFERRED SHARES

           SHAREHOLDER-APPROVED ACTIONS TO BE EFFECTIVE ON MARCH 1

DENVER, Colo., March 1, 1999 -- Racom Systems Inc. (NASDAQ: RCOMD), today announced it has completed a reverse split of the Company's Common Stock on the basis of one share for each four and one-half shares outstanding. In addition, it has authorized the issuance of up to 10 million shares of Preferred Stock, par value of $0.01 per share. Both proposals were approved by shareholders at a Special Meeting held on January 29, 1999. Racom's trading symbol is temporarily listed on NASDAQ as "RCOMD" to reflect the recent split.

Racom's Board took the actions in attempt to increase the Company's Common Stock market price and to assist it in securing additional financing. One of several requirements of NASDAQ listing is to maintain a market price of at least $1.00 per share. In recent months, Racom's Common Stock has been trading at or below the $1.00 share minimum.

Regarding the reverse split, Racom will maintain 40 million shares of $.01 par value common stock authorized for issuance. Fractional shares resulting from the reverse stock split will be rounded up to the next whole share. In addition, the Company's option plans and outstanding warrants to purchase Common Stock provide for the adjustment

                                   --more--

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Racom's Board Authorizes Stock Split; Additional Shares
Page 2

of the number of shares into which each outstanding option is exercisable to reflect the reverse stock split. The issuance of additional shares allows Racom to: Issue from time to time shares of Preferred Stock in one or more series; determine the number of shares to be included in any series; and, to fix the designation, voting power, other powers, preferences and rights of the shares of each series as well as any qualifications, limitations or restrictions of the series.

"We believe these actions are in the best interest of the Company and its shareholders," said Art Rancis, CEO of Racom Systems. "Continued listing of our stock on NASDAQ's SmallCap Market and having a flexible capital structure is necessary for our continued growth and success at this time."

ABOUT RACOM SYSTEMS INC.

Racom Systems Inc., headquartered in Denver, Colorado, develops and markets RF-based technologies that automate transactions for electronic commerce, information technology, physical and logical access control and industrial automation. Racom's solutions provide secure, convenient and personalized access to money, information, property and services. For further information about Racom, its technology and products, contact Racom Systems at its Web address, http://www.racom.com, by telephone at (303) 771-2077, or by fax at
(303) 771-4708.

                                     # # #

This news release contains forward-looking statements. There can be no assurance that actual results will not differ from the Company's expectations. Factors that could cause materially different results include, among others, uncertainties related to the information of the Company's new products and services, the successful completion and integration of acquisitions, and possible negative economic or competitive conditions. Other factors could also cause actual results to vary materially from the future results covered in such forward-looking statements.


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       RACOM SYSTEMS, INC.

                                       By: /S/ Arthur B. Rancis
                                          -----------------------
                                          Arthur B. Rancis
                                          President, CEO and CFO

Date: March 1, 1999